Exhibit 99.1

Bionano Genomics Releases Operating Results for Third Quarter 2018

Completed recent IPO raising $23.7 million in gross proceeds

23% increase in product revenue for the first nine months of 2018

SAN DIEGO, Nov. 7, 2018 (GLOBE NEWSWIRE) – Bionano Genomics, Inc. (NASDAQ: BNGO), a life sciences instrumentation company that develops and markets Saphyr, a platform for ultra-sensitive and ultra-specific structural variation detection in genome analysis, today announced financial results for the three and nine months ended September 30, 2018.

Recent Accomplishments and Business Highlights

•

Completed an Initial Public Offering in August 2018, raising $23.7 million of gross proceeds (including the exercise of the underwriters’ over-allotment option) before underwriting discounts and commissions and other offering expenses

•	Expanded its global commercialization presence with the addition of key senior executives, including a head of commercial operations and a seasoned sales team in China
•

Announced a new platform, through collaboration with Genoox, that seamlessly combines next-generation sequencing (NGS) data with structural variant calls, allowing for the potential to enhance research in the area of rare diseases

•	Reached over 140 papers published in peer-reviewed journals that collectively validates Saphyr technology as industry leading
•	Presented a record number of posters at American Society of Human Genetics (ASHG) demonstrating critical structural variants identified with Saphyr

“With the completion of our IPO this August, we are excited to set the stage for the next evolution in the Bionano story,” said Erik Holmlin, Ph.D., CEO of Bionano.  “We are seeing increasing interest in our Saphyr system, as our differentiated capabilities, including long-read and structural variant data continues to drive demand. Additionally, we continue to innovate and improve our systems, increasing our Saphyr instrument sample throughput and ease of use, also helping to drive interest and adoption. We look forward to placing additional systems as we execute upon our strategy.”

Third Quarter 2018 Financial Results

Total Revenue. Total revenue for the third quarter of 2018 was $2.8 million compared to $2.7 million for the same period last year, an increase of 3%.

Product Revenue. Product revenue for the third quarter of 2018 was $2.7 million compared to $2.6 million in the third quarter of 2017, an increase of 4%.

Cost of Revenues.  Cost of revenues for the third quarter of 2018 was $3.1 million compared to $1.7 million for the same period last year.  The cost of revenue was meaningfully higher during the third quarter of 2018 due in part to a $1.3 million write-off of inventory of Irys, Bionano’s prior-generation instrument.  None of this inventory write-off is applicable to the inventory of Saphyr, the only instrument that Bionano sells today.  Excluding the $1.3 million inventory write-off, cost of revenues for the third quarter of 2018 would be $1.8 million.

Operating Expenses. Operating expenses for the third quarter of 2018 were $5.7 million compared to $6.1 million in the same period last year, a decrease of 6%.   The decrease in operating expense is due in part to the cost-saving initiatives begun late last year.

Operating Loss. Operating loss for the third quarter of 2018 was $6.0 million compared to $5.0 million for the same period last year.   Excluding the $1.3 million inventory write-off, operating loss for the third quarter of 2018 would be $4.7 million, a decrease of 7% relative to the same period last year.

Year-to-Date 2018 Financial Results

Total Revenue. Total revenue for the first nine months of 2018 was $8.0 million compared to $6.7 million for the same period last year, an increase of 20%.

Product Revenue. Product revenue for the first nine months of 2018 was $7.6 million compared to $6.2 million for the same period last year, an increase of 23%.

Cost of Revenues.  Cost of revenues for the first nine months of 2018 was $5.7 million compared to $4.5 million for the same period last year.  Excluding inventory write-offs of $1.3 million in the third quarter of 2018 and $0.4 million in the second quarter of 2017, cost of revenues for the first nine months of 2018 would be $4.4 million compared to $4.1 million for the same period last year.

Operating Expenses. Operating expenses for the first nine months of 2018 were $16.6 million compared to $20.1 million for the same period last year, a decrease of 18%.

Operating Loss. Operating loss for the first nine months of 2018 was $14.3 million compared to $18.0 million for the same period last year.  Excluding the inventory write-offs, operating loss for the first nine months of 2018 would be $13.0 million compared to $17.6 million for the same period last year, a decrease of 26%.

Cash and Cash Equivalents Balance on September 30, 2018

The cash and cash equivalents balance on September 30, 2018 was $20.7 million, inclusive of the proceeds from the IPO which includes the exercise of the underwriters’ full overallotment option in August 2018.

Conference Call & Webcast Details

The company will host a conference call and live webcast on Wednesday, November 7, 2018 at 4:30pm Eastern Time to report financial results for the third quarter ended September 30, 2018 and provide a business update. Dial-in details are as follows:

Wednesday, November 7 @ 4:30pm Eastern Time

Domestic:888-394-8218

International: 323-701-0225

Passcode: 9054397

Webcast (Audio Only):http://public.viavid.com/index.php?id=132057

To access the call, participants should dial the applicable telephone number above at least 10 minutes prior to the start of the call.  An archived version of the webcast will be available for replay in the Investors section of the Bionano website until November 21, 2018.

About Bionano Genomics

Bionano is a life sciences instrumentation company in the genome analysis space. Bionano develops and markets the Saphyr system, a platform for ultra-sensitive and ultra-specific structural variation detection that enables researchers and clinicians to accelerate the search for new diagnostics and therapeutic targets and to streamline the study of changes in chromosomes, which is known as cytogenetics. The Saphyr system comprises an instrument, chip consumables, reagents and a suite of data analysis tools.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Bionano’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Bionano’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Bionano’s filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Bionano assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Company Contact:

Mike Ward, CFO

Bionano Genomics, Inc.

+1 (858) 888-7600

mward@bionanogenomics.com

Investor Relations Contact:

Ashley R. Robinson

LifeSci Advisors, LLC

+1 (617) 535-7742

arr@lifesciadvisors.com

Media Contact:

Kirsten Thomas

The Ruth Group

+1 (508) 280-6592

kthomas@theruthgroup.com

-Financial tables follow-

Bionano Genomics, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Product revenue	$2,700,162	$2,604,215	$7,618,407	$6,213,496
Other revenue	128,542	138,841	368,791	446,424
Total revenue	2,828,704	2,743,056	7,987,198	6,659,920
Cost of revenue:
Cost of product revenue	3,064,661	1,643,504	5,708,704	4,462,365
Cost of other revenue	3,671	46,719	14,507	71,975
Total cost of revenue	3,068,332	1,690,223	5,723,211	4,534,340
Operating expense:
Research and development	2,505,137	2,967,073	6,962,696	9,551,687
Selling, general and administrative	3,224,075	3,116,922	9,617,814	10,553,348
Total operating expense	5,729,212	6,083,995	16,580,510	20,105,035
Loss from operations	(5,968,840)	(5,031,162)	(14,316,523)	(17,979,455)
Other income (expense):
Interest expense	(404,437)	(145,308)	(1,114,053)	(431,403)
Change in fair value of preferred stock warrants and expirations	1,520,159	154,469	3,991,081	1,108,362
Other expense	(75,957)	(68,189)	(639,137)	(125,324)
Total other income (expense)	1,039,765	(59,028)	2,237,891	551,635
Loss before income taxes	(4,929,075)	(5,090,190)	(12,078,632)	(17,427,820)
Benefit (provision) for income taxes	2,978	4,738	(6,304)	(17,620)
Net loss	$(4,926,096)	$(5,085,452)	$(12,084,936)	$(17,445,440)

Bionano Genomics, Inc.

Condensed Balance Sheets

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$20,657,038	$1,021,897
Accounts receivable, net	4,000,924	3,352,214
Inventory	2,614,812	1,693,742
Prepaid expenses and other current assets	1,347,774	1,071,512
Total current assets	28,620,548	7,139,365
Property and equipment, net	2,049,256	3,005,788
Total assets	$30,669,804	$10,145,153

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,363,752	$2,302,964
Accrued expenses	2,815,290	3,508,894
Deferred revenue	335,604	211,697
Preferred stock warrant liability	-	3,898,944
Current portion of long-term debt	-	6,729,752
Total current liabilities	5,514,646	16,652,251
Long-term debt, net of current portion	9,008,337	-
Long-term deferred revenue	144,601	142,929
Other non-current liabilities	767,197	567,047
Total liabilities	15,434,780	17,362,227
Total stockholders’ equity (deficit)	15,235,023	(7,217,074)
Total liabilities and stockholders’ equity (deficit)	$30,669,804	$10,145,153